UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 24, 2014

ALL AMERICAN PET COMPANY, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-33300

Nevada	91-2186665
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1100 Glendon Avenue, 17th Floor, Los Angeles, CA 90024
(Address of principal executive offices)

Registrant's telephone number, including area code (310) 689-7355

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 24, 2014, Lisa Bershan our President and Barry Schwartz our Chief Executive Officer, elected to convert $624,064 plus accrued interest of $15,106 owing as of September 30, 2013, into 290,531,696 shares of common stock, at a conversion price of $0.0022 per share. Although they are not required to do so, Lisa Bershan and Barry Schwartz may continue to lend the Company additional sums pursuant to the terms of the Grid Note, and in such event they may, but not obligated to, convert any amounts that may be owing from time to time into shares of common stock according to the terms therein described. On March 27, 2014 the company issued a press release announcing this conversion of debt into shares of the company. A copy of that press release is attached to this filing as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description
99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALL AMERICAN PET COMPANY, INC.

Date: March 27, 2014	By:	/s/ Barry Schwartz
Barry Schwartz,
Chief Executive Officer

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